Exhibit 5.1
Fulbright & Jaworski l.l.p.
A Registered Limited Liability Partnership
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
www.fulbright.com

telephone: (713) 651-5151	facsimile: (713) 651-5246
July 11, 2008
The Men’s Wearhouse, Inc.
40650 Encyclopedia Circle
Fremont, California 94538
Ladies and Gentlemen:
     We have acted as counsel for The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of an additional 1,210,059 shares of the Company’s common stock, $.01 par value per share (the “Shares”), to be offered upon the terms and subject to the conditions set forth in the Company’s 2004 Long-Term Incentive Plan, as amended and restated effective as of April 1, 2008 (the “Plan”).
     We have examined (i) the Restated Articles of Incorporation, as amended to date, and the Third Amended and Restated By-Laws of the Company, (ii) the Plan, (iii) the Registration Statement, and (iv) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.
     In connection with this opinion, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.
     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ FULBRIGHT & JAWORSKI L.L.P.

Fulbright & Jaworski L.L.P.

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